UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2004

Cytation Corporation

(Exact name of registrant as specified in its charter)

Delaware	00114800	16-0961436
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Thames Street, No. 8
Bristol, Rhode Island 02809
(Address of principal executive office, including zip code)

(401) 254-8800
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Corporate Governance and Management.

Effective August 20, 2004, Richard Parke was appointed by our Board of Directors as a Class III director to serve until our 2006 annual meeting or until his successor is elected and qualified. Mr. Parke, 41, is a member of our Investment Committee. Since 1999, Mr. Parke has managed the sales of multiple drug portfolio's of Pfizer Inc. to institutional, long term care, and group practice accounts in Rhode Island . From 1993 until 1999, Mr. Parke held a similar position at GlaxoSmithKline, PLC. Previously, he held various positions in the telecommunications industry. Mr. Parke is a 1985 graduate of the State University of New York at Buffalo with Bachelor of Science degree in Business Administration.

In connection with his appointment to our board, Mr. Parke was granted an option to purchase 15,000 restricted shares of our common stock at an exercise price of $3.00 per share. The options are vested one-third on each anniversary of Mr. Parke's appointment.

Item 8.01 Other Items.

Effective September 3, 2004, our election to become a Business Development Company under the Investment Company Act of 1940 ("the "Act") became effective. As such, pursuant to the provisions of section 54(a) of the Act, we are subject to the provisions of sections 55 through 65 of the Act.

In connection with our election to become a Business Development Company, we have transferred all of our business operations to Sequence Advisors Corporation, a wholly-owned subsidiary corporation organized under Delaware law. Substantially all of our operations will now be carried on by, and conducted under the name of, Sequence Advisors Corporation effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                      CYTATION CORPORATION

                                                                     By:  /s/ Richard Fisher
                                                                            Richard Fisher
                                                                            Chairman and General Counsel

Date: September 8, 2004